UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Bristow Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 267-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	VTOL	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2024, Bristow Leasing Limited (“BLL”), as borrower, Bristow Group Inc. (the “Company”), as parent guarantor, Bristow Helicopters Limited (“BHL”) and Bristow Aviation Holdings Limited, as guarantors (“BAHL” and, together with the Company and BHL, the “Guarantors”), the UK export facility lenders party thereto (the “UKEF Lenders”), the commercial facility lenders party thereto (the “Commercial Lenders” and, together with the UKEF Lenders, the “Lenders”), and National Westminster Bank Plc, as lead arranger, structuring bank, agent and security agent, entered into a Facilities Agreement (the “Facilities Agreement”), pursuant to which (i) the UKEF Lenders have agreed to advance to BLL the sum of up to EUR 80,000,000.00 (the “UKEF Guaranteed Loans”) and (ii) the Commercial Lenders have agreed to advance to BLL the sum of up to EUR 20,000,000.00 (the “Commercial Loans” and, together with the UKEF Guaranteed Loans, the “Loans”) in order to enable BLL to finance, amongst other things, the acquisition of five new AgustaWestland AW189 aircraft (the “Aircraft”) that will be used by Bristow Ireland Limited, an indirect subsidiary of the Company (“BIL”), to service its contract with the Irish Department of Transport to provide search and rescue services to the Irish Coast Guard (the “IRCG Contract”). The maximum amount of the Loans to be advanced with respect to any one Aircraft shall not exceed the then applicable Maximum LTV Ratio of its fair market value, as determined by an approved appraisal prior to the advance date for such Loan.

The UKEF Guaranteed Loans will benefit from a guarantee from His Britannic Majesty’s Secretary of State acting through the Export Credits Guarantee Department (operating as UK Export Finance) (“UK Export Finance”).

The Loans will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Guarantors, and will be secured by, amongst other things, first priority security interests in the Aircraft, substantially all of the other assets of BLL and associated rights related to the collateral (other than certain excluded assets) (the “Collateral”), subject to certain permitted encumbrances and exceptions.

The Loans will bear interest at a rate of the Euro Interbank Offered Rate plus a margin of 1.95% per year, payable semi-annually in arrears on June 30 and December 31 of each year, adjusted for partial interest periods occurring during the first and last period, with the first interest payment date due no earlier than June 30, 2024.

Commencing on the first semi-annual date following the earlier of (a) two years from the date of the Facilities Agreement and (b) the date on which the Facilities Agreement has been fully utilized or cancelled (“the Availability Period”), principal on each Loan will be payable in ten equal semi-annual installments of five percent (5%) of the original principal balance of such Loan on June 30 and December 31 of each year, with any remaining outstanding balance of each Loan being due and payable on the final maturity date, which is five years from the end of the Availability Period.

The Loans may be prepaid in whole or in part at any time after the Availability Period without premium or as otherwise permitted under the Facilities Agreement. If at any time the ratio of UKEF Guaranteed Loans to Commercial Loans is not 80:20, then BLL shall be required to prepay or cancel the Loans in an amount to conform to such ratio requirement within ten (10) business days after BLL becomes aware of the existence of such event.

If the ratio of the aggregate outstanding amount of the Loans to the appraised value of all aircraft and any additional Collateral exceeds the Maximum LTV Ratio on certain specified dates, BLL will be required to either (i) prepay the Loans within 60 days following such date in an amount that would cause the ratio not to exceed the then required Maximum LTV Ratio or (ii) post other collateral reasonably acceptable to UK Export Finance and the Lenders. The Maximum LTV Ratio required as of the following dates are: (i) 90% as of December 31. 2023 and December 31, 2024, (ii) 85% as of December 31, 2025, (iii) 80% as of December 31, 2026, (iv) 75% as of December 31, 2027, 70% as of December 31, 2028, (v) 65% as of December 31, 2029, and (vi) 60% as of December 31, 2030.

The Facilities Agreement contains customary covenants that, among other things, limit our ability to incur additional liens or financial indebtedness and to sell or otherwise transfer the Collateral. The Facilities Agreement also contains customary events of default. If an event of default occurs and is continuing, the majority Lenders (acting on the instructions of UK Export Finance in respect of the UKEF Guaranteed Loans) may declare the unpaid principal of, and any premium and accrued and unpaid interest on, all the Loans then outstanding to be due and payable immediately.

The proceeds of the Loans will be used to pay the purchase price for each Aircraft and for General Working Capital Purposes (as defined in the Facilities Agreement) as otherwise permitted within the Facilities Agreement.

The foregoing description of the Facilities Agreement does not purport to be complete and is qualified in its entirety by reference to the Facilities Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “report”).

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 12, 2024, the Company issued a press release announcing the signing of the Facilities Agreement as described in Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Facilities Agreement, dated as of June 12, 2024.

99.1	Press Release dated June 12, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: June 14, 2024	By:	/s/ Jennifer D. Whalen
	Name:	Jennifer D. Whalen
	Title:	Senior Vice President, Chief Financial Officer